Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (file No. 333-274957, file No. 333-273709, file No. 333-258259 and file No. 333-254848) and the Registration Statements on Form S-8 (file No.  333-273001, file No. 333-265845, file No. 333-262099, file No. 333-255710, file No. 333-254692, file No. 333-232776, file No. 333-225122, file No. 333-219441, file No. 333-207654 and file No. 333-188286) of RedHill Biopharma Ltd. of our report dated April 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

April 8, 2024

Kesselman & Kesselman, Derech Menachem Begin 146 Tel Aviv-Yafo 6492103 Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il